Exhibit 11

Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand                                           a professional services firm

                       Consent of Independent Accountants

To the Board of Directors and Trustees of Scudder Investment Trust:

We consent to the incorporation by reference in the Post-Effective Amendment No. 78 to the Registration Statement of Scudder Large Company Growth Fund (formerly Scudder Quality Growth Fund) on Form N-1A of our report dated December 16, 1996 on our audit of the financial statements and financial highlights of Scudder Quality Growth Fund which report is included in the Annual Report to Shareholders for the fiscal year ended October 31, 1996 which is incorporated by reference in the Post Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."

                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                   Coopers & Lybrand L.L.P.
December 20, 1996